Exhibit 99.1

Galectin Therapeutics Leadership to Present at Three Upcoming Conferences

Norcross, GA, September 23, 2013 – Galectin Therapeutics (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, today announced that Company leadership will present at three upcoming conferences. These presentations are part of a long standing and ongoing effort to communicate the goals and progress of the Company to a broad group of biotech and general fundamental investors.

•	James C. Czirr, Executive Chairman of the Board of Galectin Therapeutics, will present at KCD/Freedom Investors National Conference in Milwaukee, Wis., on Tuesday, September 24, 11 a.m. CDT.

•	Mr. Czirr will also present at NewsMakers in the Biotech Industry in New York, N.Y., Friday, September 27, 3:30 p.m. EDT.

•	Peter G. Traber, M.D., Chief Executive Officer, President and Chief Medical Officer of Galectin Therapeutics, will present at Aegis Capital Corp. 2013 Healthcare Conference in Las Vegas, Nev., Saturday, September 28, 9 a.m. PDT.

Mr. Czirr and Dr. Traber will provide an update on Company development programs and milestones including FDA Fast Track designation for GR-MD-02 for fatty liver disease with advanced fibrosis and the status of the Phase 1 trial of GR-MD-02. The Company now has five active clinical trial sites recruiting, and is considering additional sites to facilitate speedier enrollment. Additionally, recent Company financing of $6 million, which includes $3 million in proceeds from warrant exercises and a $3 million private placement to a single investor, will be discussed. Presentations will be available at www.galectintherapeutics.com at the time of the presentations.

About Galectin Therapeutics

Galectin Therapeutics (NASDAQ: GALT) is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding our consideration of additional sites to facilitate quicker enrollment in the clinical trial. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that we may not choose to use additional sites in our clinical trials, or if we add additional sites, we may incur additional costs. There is also no guarantee that we will be able to expedite enrollment, even with additional sites. Our current clinical trial and any future clinical studies may not produce positive results in a timely fashion, if at all, and could prove time consuming and costly. Plans regarding development, approval and marketing of any of our drugs are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. Regardless of the results of any of our development programs, we may be unsuccessful in developing partnerships with other companies that would allow us to further develop and/or fund any studies or trials. To date, we have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be impacted by our ability to manage costs and finance our continuing operations For a discussion of additional factors impacting our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact

Galectin Therapeutics Inc.

Peter G. Traber, MD, 678-620-3186

President, CEO, & CMO

ir@galectintherapeutics.com